EXHIBIT 99.1

EveryWare Global, Inc. Announces Fourth Quarter and Full Year 2013 Financial Results

Lancaster, OH - March 31, 2014 -- EveryWare Global, Inc. (“EveryWare” or the “Company”) (Nasdaq: EVRY), announced today financial results for the last three months and full year for 2013. Led by the iconic Oneida and Anchor Hocking brands, EveryWare is the leading global marketer of tabletop and food preparation products for the consumer and foodservice markets.

Financial Highlights for the Quarter ended December 31, 2013:

•	Total revenue increased 4.6% to $129.3 million.

•	Adjusted EBITDA increased 10.2% to $15.1million

•
EBITDA decreased 113.0% to $(1.2) million versus the prior year period. The decrease was primarily due to one-time items, including an adjustment to inventory reflecting a change in estimate in the capitalization of manufacturing variances.

•	Net loss for the fourth quarter totaled $(14.3) million.

Financial Highlights for 2013:

•	Total revenue increased 4.3% to $439.8 million.

•	Adjusted EBITDA increased 4.1% to $51.5 million.

•	EBITDA decreased 8.9% to $29.7 million.

•	Net loss totaled $(17.4) million.

Sam Solomon, interim Chief Executive Officer of EveryWare stated, “I am pleased to join the EveryWare team and I am excited about the Company’s prospects. With a renewed focus on our most important channels and by leveraging our iconic brands, we are taking actions that will create more customer value, improve margins, reduce costs, more efficiently allocate capital and ultimately generate free cash that can be used to invest in the business and pay down debt.”

“My first 4 weeks have been very busy.  While getting to know key members of the EveryWare team, I prioritized initiatives to drive cash flow and met with key customers and suppliers.  The team completed the Company’s first 10K and secured an equity commitment letter from our largest shareholder.  I look forward to the hard work ahead and sharing more as the team refines the Company’s strategy.”

Financial Results for the Three Months Ended December 31, 2013:

Total revenue for the fourth quarter of 2013 increased $5.7 million, or 4.6%, to $129.3 million from $123.6 million in the fourth quarter of 2012. The increase in fourth quarter revenue is primarily attributable to 119.2% higher revenues in the international segment and to a 1.0% increase in specialty segment revenues. Revenue declines in the consumer and foodservice segments of 4.6% and 6.3%, respectively, offset these increases.

Total operating expenses for the fourth quarter of 2013 increased $3.7 million, or 16.2%, to $26.5 million from $22.8 million for the fourth quarter of 2012. The increase in operating expenses is due primarily to higher SG&A costs related to restructuring costs and expenses at the recently acquired business in the UK. Excluding expenses related to this acquisition and one-time restructuring costs, operating expenses declined 2.1% or $0.4 million.

Adjusted EBITDA for the fourth quarter of 2013 increased 10.2% to $15.1 million, up from $13.7 million in the fourth quarter of 2012. The increase in Adjusted EBITDA is primarily attributable to higher revenues from the Company’s international segment.

EBITDA for the fourth quarter of 2013 decreased 113.0% to $(1.2) million, down from $9.2 million in the fourth quarter of 2012. The decrease in EBITDA was primarily driven by higher operating expenses reflecting the recently acquired UK business, restructuring related expenses, as well as the adjustment to the Company’s inventory balances relating to capitalized manufacturing variances. For a reconciliation of EBITDA to net income, see the financial data at the end of this release.

Net loss totaled $(14.3) million for the fourth quarter of 2013, compared to net income of $1.1 million for the fourth quarter of 2012. After adjusting for the impact of certain one-time non-operational items related to the Company’s going public process in May 2013, various one time sponsor and restructuring costs and adjustments to inventory balances, fourth quarter 2013 adjusted net loss would have been $(1.0) million and EPS would have been $(0.05) per share.

For purposes of computing EPS for the fourth quarter of 2013, common shares of 20.5 million, representing the weighted average share count for the fourth quarter, were used. Actual common shares outstanding as of December 31, 2013 were 20.5 million.

Financial Results for Year to Date December 31, 2013:

Total revenue for 2013 increased $18.1 million, or 4.3%, to $439.8 million from $421.7 million for the prior year. Excluding currency fluctuation, the revenue increase is 4.5%. The increase was primarily driven by a 55.9% increase in revenue in the Company’s international segment and a 3.6% increase in revenue in the specialty segment. Offsetting these increases are 0.6% and 1.4% revenue declines in the Company’s consumer and foodservice segments respectively, during 2013.

Total 2013 operating expenses decreased $1.3 million, or 1.5%, to $85.7 million from $87.0 million for the prior year. The decline in operating expenses is due primarily to cost savings generated since the merger of Oneida and Anchor Hocking. Operating expenses declined $4.9 million or 6.3% in 2013, excluding expenses related to the UK acquisition and one-time sponsor and restructuring costs.

Adjusted EBITDA for 2013 increased $2.0 million to $51.5 million from $49.5 million. The increase in Adjusted EBITDA is primarily attributable to revenue growth and lower operating expenses.

EBITDA for the year ended December 31, 2013 decreased 8.9% to $29.7 million, down from $32.6 million for the year ended December 31, 2012. The decrease in EBITDA was primarily due to the mix of sales by segment for the year and an adjustment to our inventory balances resulting from the change in estimate as discussed above which were partially offset by decreases in operating expenses and the gain on the bargain purchase of Metalrax. For a reconciliation of EBITDA to net income, see the financial data at the end of this release.

Net loss totaled $(17.4) million for the full year ended December 31, 2013 compared to a net loss of $(4.0) million for the full year ended December 31, 2012. After adjusting for the impact of certain one-time non-operational items related to the Company’s going public process in May 2013, various one time sponsor and restructuring costs and adjustments to inventory balances, adjusted net income would have been $2.9 million for the year ended December 31, 2013 and EPS would have been $0.17 per share.

The Company is in compliance with its covenants as of 2013 year end. While we have not completed the financial results for the period ended on March 31, 2014, we believe we will not be in compliance with the consolidated leverage ratio requirement under the Term Loan agreement as of March 31, 2014. On March 31, 2014, Monomoy Capital Partners, L.P., Monomoy Capital Partners II, L.P. and their affiliated funds (the “Monomoy Funds”) provided the Company with an equity commitment letter pursuant to which the Monomoy Funds committed to offer to purchase securities from the Company having an aggregate purchase price in an amount sufficient to exercise the Company’s right under the Term Loan agreement to “cure” the violation, but no more than $12.0 million in the aggregate, which amount will be reduced by the amount of any other equity raised to fund a Cure Contribution. The equity commitment letter will expire on December 31, 2014, or earlier if the Company amends the terms of the financial maintenance covenants, if it obtains a waiver of the financial maintenance covenants or if the lenders agree to forbear from exercising any remedies with respect to a default or an event of default with respect to the financial maintenance covenants.

The Company has also engaged Alvarez & Marsal to assist in a number of projects, including working capital management, expense reduction, product profitability and margin improvement.

Conference Call:

EveryWare will host a conference call to discuss its fourth quarter and full year ended December 31, 2013 on Tuesday, April 1, 2014 at 10:00 a.m. ET.

Participating on the call will be EveryWare’s interim Chief Executive Officer, Sam Solomon and Chief Financial Officer, Bernard Peters.

To access the call please dial (888) 753-4238 from the United States, or (706) 643-3355 from outside the U.S. The conference call I.D. number is 22704392. Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.

A replay of the call can be accessed through April 8, 2014 by dialing (800) 585-8367 from the U.S., or (404) 537-3406 from outside the U.S. The conference call I.D. number is 22704392.

This call will also be available as a live webcast which can be accessed at EveryWare’s Investor Relations Website at http://investors.everywareglobal.com/.

About EveryWare

EveryWare (Nasdaq: EVRY) is a leading global marketer of tabletop and food preparation products for the consumer and foodservice markets, with operations in the United States, Canada, Mexico, Latin America, Europe and Asia. Its global platform allows it to market and distribute internationally its total portfolio of products, including bakeware, beverageware, serveware, storageware, flatware, dinnerware, crystal, buffetware and hollowware; premium spirit bottles; cookware; gadgets; candle and floral glass containers; and other kitchen products, all under a broad collection of widely-recognized brands. Driven by devotion to design, EveryWare is recognized for providing quality tabletop and kitchen solutions through its consumer, foodservice, specialty and international channels. EveryWare was formed through the merger of Anchor Hocking, LLC and Oneida Ltd. in March of 2012. Additional information can be found on EveryWare’s Investor Relations Website: http://investors.everywareglobal.com/.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words, and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements.

Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason. For a description of the risks, uncertainties, and assumptions that may impact our actual results or performance, see the Company’s Report on Form 10-K for 2013, filed with the Securities and Exchange Commission, as it may be updated in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission.

Contacts:

Josh Hochberg
Sloane & Company
(212) 446-1892
jhochberg@sloanepr.com

Erica Bartsch
Sloane & Company
(212) 446-1875
ebartsch@sloanepr.com

Note to financial results:

On May 21, 2013, EveryWare Global, Inc. consummated a business combination with ROI Acquisition Corp. in which EveryWare Global, Inc. became a wholly-owned subsidiary of ROI Acquisition Corp. In connection with the closing of the Business Combination, ROI Acquisition Corp. changed its name from ROI Acquisition Corp. to EveryWare Global, Inc. EveryWare is considered to be the acquirer for accounting purposes because it obtained control of ROI Acquisition Corp. Accordingly, the business combination does not constitute the acquisition of a business for purposes of Financial Accounting Standards Board’s Accounting Standard Codification 805, “Business Combinations,” or ASC 805. As a result, the assets and liabilities of EveryWare Global, Inc. and ROI Acquisition Corp. are carried at historical cost and there is no step-up in basis or any intangible assets or goodwill as a result of the business combination.

EveryWare Global, Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
Net sales	$127,685	$121,824	$433,304	$414,782
Licensing Fees	1,619	1,735	6,505	6,907
Total Revenue	129,304	123,559	439,809	421,689
Cost of sales	108,036	95,695	341,836	315,609
Gross margin	21,268	27,864	97,973	106,080
Operating expenses:
Selling, distribution and administrative expenses	25,542	22,487	84,453	86,246
Restructuring expense	—	355	290	612
Loss on disposal of assets	40	3	36	114
Long-lived asset impairment	908	—	908	—
Total operating expenses	26,490	22,845	85,687	86,972
Income from Operations	(5,222)	5,019	12,286	19,108
Other expense (income), net	89	(91)	(10)	1,114
Gain on bargain purchase	—	—	(1,150)	—
Interest expense	6,036	4,631	28,322	22,536
(Loss) income before income taxes	(11,347)	479	(14,876)	(4,542)
Income tax expense (benefit)	2,962	(662)	2,542	(585)
Net (loss) income	(14,309)	1,141	(17,418)	(3,957)
Less: Non-controlling interest in subsidiary's loss	(17)	—	(17)	—
Net (loss) income attributable to common stockholders	$(14,292)	$1,141	$(17,401)	$(3,957)

(Loss) earnings per common share:
Basic	$(0.70)	$0.09	$(1.03)	$(0.32)
Diluted	$(0.70)	$0.09	$(1.03)	$(0.32)

Weighted average shares outstanding:
Basic	20,519	12,190	16,832	12,190
Diluted	20,519	12,190	16,832	12,190

Segment Results:

	Three months ended December 31,		Twelve months ended December 31,
(dollars in thousands, unaudited)	2013	2012	2013	2012
Net Sales
Consumer	$51,047	$53,512	$155,663	$156,651
Foodservice	30,736	32,810	126,510	128,345
Specialty	27,266	27,001	101,429	97,897
International	18,636	8,501	49,702	31,889
Total Segment net sales	127,685	121,824	433,304	414,782
License fees	1,619	1,735	6,505	6,907
Total Revenues	$129,304	$123,559	$439,809	$421,689

Segment contribution before unallocated costs
Consumer	5,130	6,641	16,745	20,361
Foodservice	7,118	8,237	31,233	30,535
Specialty	3,161	3,620	13,338	13,455
International	3,320	1,001	6,208	4,903
Total Segment Contribution	$18,729	$19,499	$67,524	$69,254

EveryWare Global, Inc.
Condensed Consolidated Balance Sheet
(dollars in thousands)

	December 31,	December 31,
	2013	2012
	(unaudited)	(audited)
ASSETS
Current assets:
Cash	$3,240	$2,672
Trade accounts receivable, net	55,402	50,382
Other accounts and notes receivable	5,396	3,480
Inventories	126,473	107,979
Assets held for sale	2,000	2,324
Income taxes receivable	563	795
Deferred tax asset	5,622	6,689
Other current assets	6,127	4,738
Total current assets	204,823	179,059
Property, plant and equipment, net	54,906	49,336
Goodwill	8,559	8,559
Other intangible assets	48,913	52,500
Deferred tax asset	14,717	15,890
Other assets	8,248	7,230
Total assets	$340,166	$312,574

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt	$7,802	$1,248
Accounts payable	56,618	36,319
Accrued liabilities	28,043	31,129
Income taxes payable	155	113
Accrued pension	2,001	1,823
Current portion of long-term debt	2,972	10,774
Other current liabilities	104	2,083
Total current liabilities	97,695	83,489
Revolver	15,635	35,175
Long-term debt	246,849	135,892
Pension and other post-retirement benefits	2,746	9,518
Income taxes payable	454	871
Deferred income taxes	9,819	8,635
Deferred Gain-Sale/Leaseback	15,496	16,617
Other liabilities	12,880	13,684
Total liabilities	401,574	303,881

Stockholders' equity:
Common stock	2	748
Additional paid-in capital	641	22,444
Retained deficit	(63,761)	(9,001)
Accumulated other comprehensive loss	1,727	(5,498)
Total EveryWare stockholders' equity (deficit)	(61,391)	8,693
Non-controlling interest	(17)	—
Total stockholders' equity (deficit)	(61,408)	8,693
Total liabilities and stockholders' equity (deficit)	$340,166	$312,574

EBITDA Reconciliation:

In accordance with the SEC's Regulation G, the financial tables included herein provide non-GAAP measures used in this earnings release and a reconciliation to the most closely related Generally Accepted Accounting Principle (GAAP) measure. EveryWare believes EBITDA, Adjusted EBITDA and net income and EPS adjusted to exclude costs related to the ROI Acquisition Corp. merger and our exchange listing process provide supplemental non-GAAP financial information that is useful to investors in understanding EveryWare’s core business and trends. In addition, EBITDA and Adjusted EBITDA are the basis on which EveryWare’s management assesses performance. Although EveryWare believes that the non-GAAP financial measures presented enhance investors' understanding of EveryWare’s business and performance, these non-GAAP measures should not be considered an alternative to GAAP.

	Three months ended December 31,		Twelve months ended December 31,
(dollars in thousands, unaudited)	2013	2012	2013	2012
Net (loss) income attributable to common stockholders	$(14,292)	$1,141	$(17,401)	$(3,957)
Interest expense	6,036	4,631	28,322	22,536
Income tax expense (benefit)	2,962	(662)	2,542	(585)
Depreciation and amortization	4,112	4,123	16,205	14,597
EBITDA	(1,182)	9,233	29,668	32,591
Restructuring expense (a)	5,482	1,676	7,048	6,877
Acquisition/merger-related transaction fees (b)	249	416	1,124	3,685
Inventory write-down (c)	8,691	861	9,992	2,498
Management fees (d)	(73)	528	1,102	2,594
Other (e)	1,920	978	2,609	1,247
Adjusted EBITDA (f)	$15,087	$13,692	$51,543	$49,492

EBITDA is defined as net income (loss) attributable to common stockholders before interest, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus certain restructuring expenses; certain acquisition/merger-related transaction fees; inventory adjustments; management fees and reimbursed expenses paid to our equity sponsor, certain other adjustments for foreign exchange gains and losses and non-cash compensation expense that management believes are not representative of our core operating performance.

(a)	Includes restructuring expenses and various professional and consulting services in connection with the identification and implementation of synergies and cost improvements, including severance costs.

(b)	For 2013, includes expenses related to the business combination transaction with ROI. For 2012, includes transaction fees and expenses related to the Anchor Merger.

(c)
Represents adjustments for FIFO inventory valuations, lower-of-cost-or-market valuations and changes in the obsolete inventory reserve, which is a component of cost of sales. The calculation of the factory manufacturing variance capitalized in inventory was based on historical experience.  In the fourth quarter 2013, we identified a deviation from historical experience resulting in a change in estimate of $5.9 million.

(d)	Represents management fees and reimbursed expenses paid to Monomoy for management services.

(e)	Primarily represents foreign exchange gains and losses, gains and losses on the disposal of fixed assets, non-cash compensation expense and long-lived asset impairments, when applicable.

(f)	Excludes pro forma adjustments presented in the Proxy Statement filed by ROI Acquisition Corp. with the SEC on April 29, 2013.

Adjusted Net Income Reconciliation:

	Twelve months ended December 31,
(dollars in thousands, unaudited)	2013	2012
Net loss attributable to common stockholders	$(17,401)	$(3,957)
Investor and restructuring expenses	10,535	7,750
Deferred financing fees written off due to refinancing	6,488	4,912
Call premium	1,346	—
Early repayment penalty	—	1,988
Anchor inventory revaluation	5,931	—
Income tax valuation allowance adjustment	4,368	—
Gain on bargain purchase	(1,150)	—
Impairments	908	—
GAAP restructuring	407	355
	28,833	15,005
Tax effect	8,525	5,325
	20,308	9,680

Adjusted net income	$2,907	$5,723